UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

JAMMIN JAVA CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52161	264204714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 Tejon St., Denver, Colorado 80211

(Address of principal executive offices and Zip Code)

323-556-0746

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 8, 2017, Jammin Java Corp. (the “Company”, “we” and “us”) dismissed Squar Milner LLP (“Squar”) and engaged M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm through and with the approval and recommendation of our Board of Directors (consisting solely of Mr. Anh Tran).

Other than the inclusion of an explanatory paragraph in their audit report covering the years ended January 31, 2016 and 2015 which indicated substantial doubt regarding the ability of the Company to continue to operate as a going concern, Squar’s reports on the Company’s financial statements of the Company for the years ended January 31, 2016 and 2015, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Squar’s dismissal, there were: (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Squar on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar, would have caused it to make reference to the subject matter of the disagreements in their reports on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for material weaknesses in the Company’s internal control over financial reporting as described in the Company’s Annual Report on Form 10-K for the years ended January 31, 2016 and 2015, which have not been corrected as of the date of this filing.

The Company has provided Squar with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Squar to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Squar’s letter dated April 4, 2017 is attached as Exhibit 16.1 to this Form 8-K.

The change in accounting firms did not result from any dissatisfaction of the Board of Directors or the Company with the quality or delivery of professional services rendered by Squar.

During the Company’s two most recent fiscal years and the subsequent interim period preceding M&K’s engagement, neither the Company nor anyone on its behalf consulted M&K regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of M&K as the Company’s independent registered public accounting firm, the Board of Directors considered all relevant factors, including that no non-audit services were previously provided by M&K to the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2016, Brent Toevs resigned as the Chief Executive Officer and as a member of the Board of Directors of the Company. Mr. Toev’s resignation was not as a result of any dispute or disagreement with the Company.

On February 17, 2017, the Board of Directors appointed Christopher Plant and Scott Johnson to the Board of Directors, effective as of the same date. Mr. Plant’s and Mr. Johnson’s biographical information are provided below.

Christopher Plant, age 51

Since November 1995, Mr. Plant has been a realtor with RE/MAX Professionals in Littleton, Colorado. From 1991 to 1995, Mr. Plant was a realtor with various other real estate sales companies. Mr. Plant received a Bachelor of Business Administration from the University of Colorado in Denver, Colorado and his real estate license from Jones Real Estate College in Denver, Colorado. Mr. Plant is a member of the Colorado Association of Realtors and the National Association of Realtors. Mr. Plant has been a licensed Real Estate Broker in the state of Colorado since 1996.

Scott Johnson, age 47

Mr. Johnson has served as the Operations Manager of Specialty Cleaning Services, which is involved in construction cleaning, since January 2016. From October 2014 to December 2015, Mr. Johnson served as Project Manager with Western Custom Builders, a construction company, where he managed roofing and construction. From January 2011 to September 2014, Mr. Johnson served as Project and Sales Manager for Halo Roofing LLC, a roofing company, where he managed roofing projects. From September 2011 to June 2012, Mr. Johnson was a loan officer with First Option Lending. From June 2009 to January 2011, Mr. Johnson served as a loan consultant with Pulte Mortgage, Inc. From June 2004 to September 2006, Mr. Johnson was employed by a number of lending and financing companies, providing loan financing, account representation and loan consulting services. Mr. Johnson filed a Chapter 7 bankruptcy in September 2009 which was subsequently discharged in January 2010.

* * * * *

As the Company currently has no committees of the Board of Directors, neither Mr. Plant nor Mr. Johnson has been appointed to any committees.

It is currently contemplated that Mr. Plant and Mr. Johnson will receive stock compensation for their services on the Board of Directors, provided that no specific compensation has been approved by the Board of Directors as of the filing of this report.

Neither Mr. Plant nor Mr. Johnson are party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Plant or Mr. Johnson and any other person pursuant to which they were selected to serve as directors of the Company, nor are they a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Plant or Mr. Johnson and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.

Item 8.01 Other Events.

As previously disclosed in our filings with the Securities and Exchange Commission, on August 1, 2016, Fifty-Six Hope Road Music Limited (“56 Hope Road”) and Hope Road Merchandising, LLC (“HRM”) filed a complaint against us in the Superior Court of the State of California, County of Los Angeles, Central Division (Case No. BC628981). The complaint (a) sought a declaratory judgment relating to the termination by 56 Hope Road and HRM of the licenses which owned to use certain “Marley Coffee” trademarks, (b) sought damages for our alleged (i) breaches of the licenses, (ii) tortious interference with 56 Hope Road’s and HRM’s economic relationships with licenses and prospective licensees, and (iii) trademark infringement; (c) requested an accounting of our books and records; and (d) requested punitive and exemplary damages in connection with allegations of fraud and misrepresentation.

On August 4, 2016, we filed (a) a notice of removal with the court, requesting the case be removed from state court to the United States District Court for the Central District of California; (b) a request for a temporary restraining order requesting the court to reinstate the short-term license until a final decision on the pending lawsuit is determined; and (c) an answer to the complaint denying the allegations of 56 Hope Road and HRM, including certain affirmative defenses, and pleading counterclaims against (i) 56 Hope Road for breach of contract and breach of implied covenants of good faith and fair dealing, (ii) 56 Hope Road and HRM for intentional and negligent interference with prospective economic advantage and intentional and negligent misrepresentation, and (iii) breach of fiduciary duty against Rohan Marley, our former Chairman, and seeking that the court enter judgment in favor of us on all claims alleged by 56 Hope Road and HRM and further seeking economic damages, punitive and exemplary damages, pre-and-post judgment interest and court costs from 56 Hope Road, HRM and Mr. Marley.

The case was then removed to the United States District Court of California Western Division (Case No. 2:16-cv-05810-SVW-MRW). 56 Hope Road and HRM subsequently amended their Complaint to seek damages for alleged breach of contract in connection with the licenses, declaratory relief in connection with the licenses (i.e., that such agreements had been effectively terminated by us), interference with prospective economic advantage, trademark infringement, accountings, fraud, and indemnity. We denied the allegations, asserted certain several affirmative defenses and filed counterclaims against Rohan Marley, our former director, for breach of fiduciary duty and civil conspiracy, which claims 56 Hope Road, HRM and Mr. Marley moved to be dismissed.

Subsequently, on February 17, 2017, we filed a motion, which has been approved by the court, to dismiss all of our claims against 56 Hope Road, HRM and Rohan Marley. The decision was made after we lost a motion for summary judgement against 56 Hope Road, which represented the most substantial legal claims for intellectual property and damages. Though we vigorously disagree with the court’s decision on granting the motion for summary judgement, given our resources at this point in time, we believe that it is not in our best business interests to continue contesting the remaining claims in the lawsuit. In our best estimation, the remaining claims were not enough to provide a return for the amount of resources required to prosecute the claims to judgment. We believe our limited resources are better spent to grow our business lines and not in pursuing the litigation.

On February 22, 2017, the court granted the plaintiff’s summary judgment against us in connection with the plaintiff’s termination of the short-term license for the Marley Coffee trademarks and that such termination was valid July 21, 2016, and requires us to pay $371,324 in unpaid royalties.

Notwithstanding the above, there are still some pending motions open relating to the case, of which we cannot predict the outcome. We are currently in negotiations with 56 Hope Road regarding a settlement structure that will allow us to move forward, though no assurances can be made on whether or not settlement terms can be reached, or if reached, whether they will be favorable to us.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated April 4, 2017 From Squar Milner LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: April 7, 2017	By:	/s/ Anh Tran
Anh Tran
President

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated April 4, 2017 From Squar Milner LLP